Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Presidio, Inc. (the “Company”) for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul Fletcher, Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 12, 2017                            /s/ PAUL FLETCHER
                        Paul Fletcher
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)